Exhibit 99.1

DOUBLE OR NOTHING, LLC

FINANCIAL STATEMENTS

DECEMBER 31, 2023 AND 2022

DOUBLE OR NOTHING, LLC

FINANCIAL STATEMENTS

DECEMBER 31, 2023 AND 2022

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CERTIFIED PUBLIC ACCOUNTANTS

INDEPENDENT AUDITOR’S REPORT

To the Members of

Double or Nothing, LLC

St. Helena, CA

Opinion

We have audited the accompanying financial statements of Double or Nothing, LLC (a California corporation) (hereinafter referred to as the “Company”), which comprise the balance sheets as of December 31, 2023 and 2022, and the related statements of operations, changes in members’ equity, and cash flows for the years then ended, and the related notes to the financial statements.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the Company as of December 31, 2023 and 2022, and the results of its operations and its cash flows for the years then ended in accordance with accounting principles generally accepted in the United States of America.

Basis for Opinion

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Our responsibilities under those standards are further described in the Auditor’s Responsibilities for the Audit of the Financial Statements section of our report. We are required to be independent of the Company and to meet our other ethical responsibilities in accordance with the relevant ethical requirements relating to our audits. We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Responsibilities of Management for the Financial Statements

Management is responsible for the preparation and fair presentation of the financial statements in accordance with accounting principles generally accepted in the United States of America, and for the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of financial statements that are free from material misstatement, whether due to fraud or error.

In preparing the financial statements, management is required to evaluate whether there are conditions or events, considered in the aggregate, that raise substantial doubt about the Company’s ability to continue as a going concern within one year after the date that the financial statements are available to be issued.

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3200 Bristol Street, Suite 640, Costa Mesa, CA 92626

Auditor’s Responsibilities for the Audit of the Financial Statements

Our objectives are to obtain reasonable assurance about whether the financial statements as a whole are free from material misstatement, whether due to fraud or error, and to issue an auditor’s report that includes our opinion. Reasonable assurance is a high level of assurance but is not absolute assurance and therefore is not a guarantee that an audit conducted in accordance with generally accepted auditing standards will always detect a material misstatement when it exists. The risk of not detecting a material misstatement resulting from fraud is higher than for one resulting from error, as fraud may involve collusion, forgery, intentional omissions, misrepresentations, or the override of internal control. Misstatements are considered material if there is a substantial likelihood that, individually or in the aggregate, they would influence the judgment made by a reasonable user based on the financial statements.

In performing an audit in accordance with generally accepted auditing standards, we:

●	Exercise professional judgment and maintain professional skepticism throughout the audit.

●	Identify and assess the risks of material misstatement of the financial statements, whether due to fraud or error, and design and perform audit procedures responsive to those risks. Such procedures include examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements.

●	Obtain an understanding of internal control relevant to the audit in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control. Accordingly, no such opinion is expressed.

●	Evaluate the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluate the overall presentation of the financial statements.

●	Conclude whether, in our judgment, there are conditions or events, considered in the aggregate, that raise substantial doubt about the Company’s ability to continue as a going concern for a reasonable period of time.

We are required to communicate with those charged with governance regarding, among other matters, the planned scope and timing of the audit, significant audit findings, and certain internal control related matters that we identified during the audit.

/s/ GuzmanGray

GuzmanGray

Costa Mesa, CA

February 21, 2025

DOUBLE OR NOTHING, LLC
BALANCE SHEETS

AS OF DECEMBER 31, 2023 and 2022

	2023	2022
ASSETS
Current assets
Cash	$53,466	$43,613
Accounts receivable	187,181	48,753
Inventory	139,388	21,883
Prepaid insurance	3,775	-
Total current assets	383,810	114,249

Total assets	$383,810	$114,249

LIABILITIES AND MEMBERS’ EQUITY
Current liabilities
Accounts payable	$-	$32,811
Accrued expenses	60,691	17,742
Total current liabilities	60,691	50,553

Total liabilities	60,691	50,553

Members’ capital	1,129,345	661,437
Accumulated deficit	(806,226)	(597,741)
Total members’ equity	323,119	63,696

Total liabilities and members’ equity	$383,810	$114,249

The accompanying notes are an integral part of these financial statements.

DOUBLE OR NOTHING, LLC
STATEMENTS OF OPERATIONS

FOR THE YEARS ENDED DECEMBER 31, 2023 AND 2022

	2023	2022
Revenue	$466,846	$82,014
Cost of goods sold	600,722	323,757
Gross loss	(133,876)	(241,743)

Selling, general and administrative expenses	74,609	169,844

Net loss	$(208,485)	$(411,587)

The accompanying notes are an integral part of these financial statements.

DOUBLE OR NOTHING, LLC

STATEMENTS OF CHANGES IN MEMBERS’ EQUITY

FOR THE YEARS ENDED DECEMBER 31, 2023 AND 2022

	Members’ Capital	Accumulated Deficit	Members’ Equity
Balance as of December 31, 2021	$224,351	$(186,154)	$38,197
Contributions	437,086	-	437,086
Net loss	-	(411,587)	(411,587)
Balance as of December 31, 2022	661,437	(597,741)	63,696
Contributions	467,908	-	467,908
Net loss	-	(208,485)	(208,485)
Balance as of December 31, 2023	$1,129,345	$(806,226)	$323,119

The accompanying notes are an integral part of these financial statements.

DOUBLE OR NOTHING, LLC

STATEMENTS OF CASH FLOWS

FOR THE YEARS ENDED DECEMBER 31, 2023 AND 2022

	2023	2022
Cash flows from operating activities:
Net loss	$(208,485)	$(411,587)
Changes in assets and liabilities
Accounts receivable	(138,428)	(48,753)
Inventory	(117,505)	16,314
Prepaid insurance	(3,775)	-
Accounts payable	(32,811)	32,811
Accrued expenses	42,949	17,742
Net cash used by operating activities	(458,055)	(393,473)

Cash flows from financing activities:
Equity contributions	467,908	437,086
Net cash provided by financing activities	467,908	437,086

Net change in cash	9,853	43,613

Cash at beginning of year	43,613	-

Cash at end of year	$53,466	$43,613

The accompanying notes are an integral part of these financial statements.

DOUBLE OR NOTHING, LLC

NOTES TO THE FINANCIAL STATEMENTS

AS OF AND FOR THE YEARS ENDED DECEMBER 31, 2023 AND 2022

NOTE 1 – NATURE OF OPERATIONS

Double or Nothing, LLC (the “Company”) is headquartered in St. Helena, California. The Company’s products include premium hemp-derived THC margarita flavored beverages. The Company utilizes manufacturing partners for production of its products which are sold in select markets in the United States and Canada.

NOTE 2 SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation: These financial statements were prepared in accordance with accounting principles generally accepted in the United States (“US GAAP”).

Use of Estimates: The preparation of the Company’s financial statements requires the use of estimates and assumptions that affect the reported amounts of assets, liabilities, revenue, and expenses. Significant estimates include the valuation of inventory. Although these estimates are based on the Company’s knowledge of current events and expectations of future outcomes, actual results may differ.

Cash: The Company maintains its cash in a bank deposit account, which at times may exceed federally insured limits. The Company has not experienced any losses in such accounts. The Company believes it is not exposed to any significant credit risk on its cash.

Accounts Receivable: Accounts receivable as of December 31, 2023, and 2022, totaled $187,181 and $48,753, respectively. As of December 31, 2023, 84% of the Company’s accounts receivable balance was due from one customer. This customer is the Company’s primary manufacturing partner, that purchases inventory from the Company for sale to beverage distributors. As of December 31, 2022, the entire accounts receivable balance was attributable to the Company’s primary manufacturing partner. Based on management’s assessment, the Company determined that no allowance for credit losses was necessary as of December 31, 2023 and 2022.

Inventory: Inventory is valued at the lower of cost or net realizable value, using the specific identification method. Inventory consists of raw materials and finished goods in the form of bottled beverages. The Company adjusts the carrying value of inventory if it is determined that it does not meet the criteria for sale to customers.

Prepaid Insurance: Prepaid insurance represents the unexpired portion of insurance premiums paid in advance. These amounts are amortized over the respective policy periods which are less than one year.

Accounts Payable: Accounts payable represent amounts owed to vendors and service providers for goods received and services rendered, for which invoices have been received. These balances reflect obligations directly attributable to the Company’s operations. As of December 31, 2022, the entire balance of accounts payable was due to the Company’s primary manufacturing partner.

Accrued Expenses: Accrued expenses represent expenses incurred but not yet paid. These liabilities are directly attributable to the Company’s operations.

Revenue: Revenue is recognized in accordance with Accounting Standards Update 2014-09, Revenue from Contracts with Customers (Topic 606), which reflects the transfer of control of goods to customers in amounts that represent the consideration the Company expects to receive. Revenue is primarily derived from sales of beverages and is recognized at a point in time, typically upon transfer of ownership to customers. The majority of the Company’s revenue is related to one customer, the Company’s primary manufacturing partner, that purchase inventory for resale to beverage distributors in Canada. This customer accounted for 95% and 100% of revenue in the years ended December 31, 2023 and 2022, respectively.

DOUBLE OR NOTHING, LLC

NOTES TO THE FINANCIAL STATEMENTS

AS OF AND FOR THE YEARS ENDED DECEMBER 31, 2023 AND 2022

Cost of Goods Sold: Cost of goods sold reflects all direct expenses incurred in producing the Company’s beverages. This includes costs for raw materials, manufacturing services, and other professional services related to production.

Income Taxes: The Company is a Limited Liability Company and has elected to be treated as a Partnership under the provisions of the Internal Revenue Code, whereby income is passed through to the individual members and reported on each members personal income tax return. Under the election, the Company does not pay any federal or state income taxes. Accordingly, no provisions for income taxes have been made in the accompanying financial statements. If it is probable that an uncertain tax position will result in a material liability and the amount of the liability can be estimated, then the estimated liability is accrued. If the Company were to incur any income tax liability in the future, interest on any income tax liability would be reported as interest expense, and penalties on any income tax would be reported as income tax expense. As of December 31, 2023 and 2022, management believes there were no uncertain tax positions.

NOTE 3 – INVENTORY

Inventory is composed of the following as of December 31:

	2023	2022
Raw materials	$21,127	$10,654
Finished goods	118,261	11,229
Total inventory	$139,388	$21,883

NOTE 4 – COMMITMENTS AND CONTINGENCIES

The Company has no material commitments or contingencies as of December 31, 2023 and 2022, beyond normal operating obligations.

The Company has evaluated legal and contractual obligations, including any potential litigation, long-term purchase commitments, and guarantees, and determined that no additional disclosures or liabilities are required. The Company operates in a regulated industry and actively monitors compliance with applicable laws and regulations and to ensure proper recognition and disclosure.

NOTE 5 – SUBSEQUENT EVENTS

The Company has evaluated subsequent events through February 21, 2025, the date these financial statements were available to be issued.

On December 6, 2024, the Company executed a promissory note with Agrify Corporation (“Agrify”). The promissory note allowed for draws up to $1.0 million and charged an interest rate of approximately 4% with all principal and interest due on March 31, 2025. The amount drawn on this promissory note was $0.4 million as of December 12, 2024. On December 12, 2024, certain assets of the Company including intellectual property and inventory were acquired by Agrify in exchange for 97, 300 shares of Agrify common stock and 432,700 pre-funded warrants with a fair value of approximately $18.8 million and $0.4 million of assumed liabilities in the form of the promissory note balance outstanding.